UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2026

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 Aspen Street, Suite 200C
Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 264-8701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for 1/15 of one share of Class A common stock at an exercise price of $172.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2026 (the “Closing Date”), PSQ Holdings, Inc. (the “Company”), through its wholly owned subsidiaries EveryLife, Inc. and EveryLife Women, LLC (“EveryLife”), completed the sale (the “Transaction”) of certain of the Company’s assets that comprise EveryLife, a direct-to-consumer diaper and baby products brand, to FreeHold Brands, LLC, a Wyoming limited liability company (“Buyer”), pursuant to an Asset Purchase Agreement, dated July 28, 2025 (as amended, the “Purchase Agreement”), by and between EveryLife and Buyer. These assets include, but are not limited to, EveryLife’s inventory, tangible personal property, e-commerce storefronts and digital accounts, customer and subscriber data, business records, related intellectual property, and certain contracts assigned to the Buyer.

On the Closing Date, EveryLife and Buyer entered into a second amendment to the Purchase Agreement (the “Second Amendment”) providing for an adjustment to the purchase price, pursuant to which the Company received $1.0 million in cash and a $4.5 million seller note issued by the Buyer (the “Seller Note”). The Seller Note is secured by EveryLife’s assets, begins to accrue interest at the prime rate on February 1, 2027, and provides for a minimum monthly principal payment of $83,333, with any remaining principal due in full 12 months from the Closing Date (the “Maturity Date”), unless Buyer exercises one or both of its two successive options to extend the Maturity Date by 12 months per extension if, despite commercially reasonable efforts, Buyer is unable to obtain bank financing sufficient to repay the Seller Note.

The foregoing descriptions of the Purchase Agreement, the Second Amendment, and the Seller Note (together, the “Transaction Documents”) are a summary, do not purport to be complete, and are qualified by reference to the full text of the Transaction Documents. Copies of the Purchase Agreement, the Second Amendment, and the Seller Note are filed as Exhibits 10.1, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The Transaction Documents are described herein to provide investors with information regarding the terms of the Transaction. The representations, warranties and covenants contained in any Transaction Document were made solely for the purposes of such Transaction Document; were made only as of specified dates and do not reflect subsequent information; were made solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures that modify, qualify and create exceptions to such representations, warranties and covenants; were made for the purposes of allocating risk between the parties thereto instead of establishing matters of fact; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties, their affiliates or their respective businesses. Moreover, information concerning the subject matter of representations and warranties is subject to change after the date hereof, which subsequent information may or may not be reflected in the Company’s public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the closing of the Transaction. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit	Description

10.1*	Asset Purchase Agreement, dated as of July 28, 2026, by and among EveryLife Inc., EveryLife Women, LLC and FreeHold Brands, LLC (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on July 31, 2026).

10.2	First Amendment to Asset Purchase Agreement, dated as of September 15, 2026, by and among EveryLife Inc., EveryLife Women, LLC and FreeHold Brands, LLC.

10.3*	Second Amendment to Asset Purchase Agreement, dated as of November 5, 2026, by and among EveryLife Inc., EveryLife Women, LLC and FreeHold Brands, LLC.

10.4	Non-Negotiable Secured Promissory Note, issued by FreeHold Brands, LLC to EveryLife Inc. and EveryLife Women, LLC, dated November 5, 2026

99.1	Press Release dated November 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, the exhibits and schedules to Exhibit 10.1 and 10.3 have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: November 5, 2026	By:	/s/ James Giudice
	Name:	James Giudice
	Title:	Chief Legal Officer